Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 31, 2008, with respect to the consolidated financial statements of PharmAthene, Inc., included in its Annual Report (Form10-K) for the year ended December 31, 2007, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-155692) and related Prospectus of PharmAthene, Inc. for the registration of 8,352,794 shares of its common stock.

/s/ Ernst & Young LLP

McLean, Virginia

February 6, 2009